SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2026

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street
Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or required to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 Par Value	CRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Expansion and Brian J. Malloy Appointment

On April 13, 2026, the Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”) increased the size of the Board from 11 directors to 12 directors and appointed Brian J. Malloy to the Board, effective as of July 1, 2026, to fill the vacancy created by such increase. Mr. Malloy will serve as a Class III director, with a term ending at the Company’s 2028 annual meeting of stockholders or until his successor is duly elected and qualified. At this time, Mr. Malloy has not been appointed to any committees of the Board.

Biographical and other information about Mr. Malloy is included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 12, 2025 and the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 12, 2025. Mr. Malloy does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Malloy and any other persons pursuant to which Mr. Malloy was selected to his position as director. Neither Mr. Malloy nor any related person of Mr. Malloy has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Arrangements of Brian J. Malloy and Tony R. Thene

Effective on July 1, 2026, Brian J. Malloy, the current President and Chief Operating Officer of the Company, will become President and Chief Executive Officer of the Company and Tony R. Thene, the current Chief Executive Officer of the Company, will become Executive Chairman of the Board. On April 13, 2026, the Board, upon the recommendation of its Human Capital Management Committee (the “Committee”), (i) approved a new compensation arrangement for Mr. Malloy, to be effective upon Mr. Malloy becoming the Chief Executive Officer of the Company on July 1, 2026, and (ii) approved a new compensation arrangement for Mr. Thene, to be effective upon Mr. Thene becoming the Executive Chairman of the Board on July 1, 2026.

Mr. Malloy

Mr. Malloy’s base salary for his service as President and Chief Executive Officer will be $1,000,000 per year effective July 1, 2026. Mr. Malloy will also be eligible to participate in the Company’s Executive Incentive Bonus Compensation Plan for the fiscal year ending June 30, 2027 with a “target level” cash bonus of 125% of his salary. The Company will grant an annual equity incentive award for the fiscal year ending June 30, 2027 to Mr. Malloy with a grant date fair value of $4,500,000 and performance metrics and vesting criteria similar to those applicable to other executives. Mr. Malloy will remain eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan, Severance Pay Plan for Executives and Change-in-Control Severance Plan, as well as the Company’s other benefit programs.

Mr. Thene

Mr. Thene’s base salary for his service as Executive Chairman of the Board will be $1,000,000 per year effective July 1, 2026. Mr. Thene will also be eligible to participate in the Company’s Executive Incentive Bonus Compensation Plan for the fiscal year ending June 30, 2027 with a “target level” cash bonus of 100% of his salary. The Company will grant an annual equity incentive award for the fiscal year ending June 30, 2027 to Mr. Thene with a grant date fair value of $2,000,000 and performance metrics and vesting criteria similar to those applicable to other executives. Mr. Thene will remain eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan, Severance Pay Plan for Executives and Change-in-Control Severance Plan, as well as the Company’s other benefit programs.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
James D. Dee
Senior Vice President, General Counsel and Secretary

Date: April 17, 2026